Exhibit 99.1

FOR IMMEDIATE RELEASE                              [PAYLESS CASHWAYS, INC. LOGO]
Contact:    MARLA HOLBERT
            Communications Specialist
            816-347-6771
            mholbert@payless.cashways.com

            Rich Witaszak
            Senior Vice President and Chief Financial Officer
            816-347-6974
            rwitaszak@payless.cashways.com


                      PAYLESS CASHWAYS, INC. SECURES COURT APPROVAL
                           OF ONE-YEAR DIP FINANCING AGREEMENT

KANSAS CITY, MO - July 19, 2001 -- Payless Cashways, Inc. (OTC: PCSH) announced today that the Bankruptcy Court for the Western District of Missouri approved the company's agreement with Congress Financial Corporation and Hilco Capital LP for debtor-in-possession financing.

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The agreement will provide the company with a credit line of up to $160 million on an immediate basis. Also, since the company will be closing stores and significantly downsizing its cash needs, the line will be reduced to $140 million in 60 days, to $130 million in 120 days, and then will stay at that level for the remainder of the one-year term. The line is secured by all of the company's inventory, and a junior lien on all real estate, except for six properties in which Congress has a senior lien.

"We are pleased with this new DIP agreement and believe that this development will quickly allow us to resume more normal relationships with our vendors as we move forward," Millard Barron, Payless Cashways President and Chief Executive Officer said. "The final deal is the result of a very positive collaborative process between the company, Congress Financial Corporation, Hilco Capital LP, and the `Official Committee for the Unsecured Creditors.' The committee enthusiastically supported the DIP motion and is committed to working with the company to send a positive message out to the vendor community that will help accelerate the recovery of the company's store in-stock position."

"This has been a very arduous process, but a very productive one," Barron continued. "With the continued support of our lenders, our vendors, our customers, and our employees, we now have the opportunity to execute our downsizing plan, and develop our plan of reorganization. This process is clearly in the best interests of all of the company's creditors and shareholders, and we are committed to maximizing the results and values."

Payless Cashways, Inc. is a full-line building materials and finishing products company that focuses on professional builders, remodel and repair contractors, institutional buyers and project-oriented consumers. The company operates 110 retail stores in 17 Midwest, Southwest, Pacific Coast and Rocky Mountain states, under the names Payless Cashways, Furrow, Lumberjack, Hugh M. Woods, Knox and Contractor Supply. The company also operates four PCI Builders Resource Centers, as well as six manufacturing plants. ###
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Forward-Looking Statements Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made above. These statements are based on the current plans and expectations of the company. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: continued vendor and financial institutional support; stability of customer demand; commodity prices, specifically lumber and wallboard; the strength of the commercial real estate market, competitor activities; interest rates; supplier support; stability of the work force; consumer spending and debt levels; new and existing housing activity; product and customer mix; growth of certain market segments; weather; the need for Bankruptcy Court approvals; the success of the Company's reorganization plan once filed and approved; and an excess of retail space devoted to the sale of building materials. Additional information concerning these and other factors is contained in the company's Securities and Exchange Commission filings, which are available by contacting the company. The information can also be obtained from the company's Web site, www.payless.cashways.com.